UNDERLYING SUPPLEMENT NO. 680              REGISTRATION STATEMENT NO. 333-134553
TO PROSPECTUS DATED MAY 30, 2006 AND                     DATED NOVEMBER 30, 2006
PROSPECTUS SUPPLEMENT DATED MAY 30, 2006                          RULE 424(B)(2)

LEHMAN BROTHERS HOLDINGS INC.

BASKET CONSISTING OF THE DOW JONES EURO STOXX 50(R) INDEX (SX5E), THE FTSE 100
INDEX(R) (UKX), THE TOPIX(R) INDEX (TPX) AND THE S&P(R)/ASX 200 INDEX (AS51)

GENERAL

o     Lehman Brothers Holdings Inc. may offer and sell notes linked to a basket of the indices from time to time. This underlying supplement no. 680 describes the Basket of the Dow Jones EURO STOXX 50(R) Index, the FTSE 100
      Index(R), the TOPIX(R) Index, and the S&P(R)/ASX 200 Index, which we refer to in this underlying supplement as Basket Indices. The specific terms for each series of notes will be included in a product supplement. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes. We refer to such term sheets and pricing supplements generally as terms supplements. You should read the base prospectus, the MTN prospectus supplement, the relevant product supplement and any other related prospectus supplement, term sheet or pricing supplement, including the description of the Basket of the Dow
      Jones EURO STOXX 50(R) Index, the FTSE 100 Index(R), the TOPIX(R) Index,
      and the S&P(R)/ASX 200 Index set forth in this underlying supplement, carefully before you invest in the notes. Any terms used herein but not defined herein shall have the meaning given to them in the base prospectus, the MTN prospectus supplement or relevant product supplement or free writing prospectus. This underlying supplement may not be used to sell securities unless accompanied by the base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements.

INVESTING IN NOTES LINKED TO A BASKET CONSISTING OF THE DOW JONES EURO STOXX
50(R) INDEX, THE FTSE 100 INDEX(R), THE TOPIX(R) INDEX, AND THE S&P(R)/ASX 200
INDEX INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE US-1 IN
THIS UNDERLYING SUPPLEMENT NO. 680 AND "RISK FACTORS" IN THE RELEVANT PRODUCT
SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this underlying supplement no. 680, the accompanying base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

November 30, 2006

"Dow Jones EURO STOXX 50(R)" and "STOXX(R)" are trademarks of STOXX Limited and have been licensed for certain purposes by Lehman Brothers. The notes are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the notes.

"FTSE(R)", "FT-SE(R)" and "Footsie(R)" are trade marks of the London Stock
Exchange Plc and The Financial Times Limited and are used by FTSE International
Limited under license.

"TOPIX(R)" is a trademark of the Tokyo Stock Exchange, Inc. and has been licensed for certain purposes by Lehman Brothers. The notes are not sponsored, endorsed, sold or promoted by the Tokyo Stock Exchange, Inc., and the Tokyo
Stock Exchange, Inc. makes no representation regarding the advisability of investing in the notes.

"Standard & Poor's" and "S&P" are trademarks of McGraw-Hill, Inc. and have been licensed for use by Lehman Brothers Inc. and sub-licensed for use by Lehman
Brothers Holdings Inc. The notes, linked to the performance of the S&P(R)/ASX
200 Index, are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the notes.

                                TABLE OF CONTENTS

                              UNDERLYING SUPPLEMENT

                            MTN PROSPECTUS SUPPLEMENT

                                 BASE PROSPECTUS

Ratios of Earnings to Fixed Charges and of Earnings to Combined

      In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplements, this underlying supplement no. 680, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. The relevant terms supplements, this underlying supplement no. 680, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplements, this underlying supplement no. 680, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement may only be accurate as of the dates of each of these documents, respectively.

      The notes described in the relevant terms supplements, this underlying supplement no. 680 and the relevant product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers,
Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure

                                      US-i

that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplements, this underlying supplement no. 680, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this underlying supplement no. 680, the relevant terms supplements, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement, "we," "us" and "our" refer to Lehman Brothers Holdings
Inc., unless the context requires otherwise.

                                      US-ii

                                  RISK FACTORS

      Your investment in notes linked to a Basket consisting of the Dow Jones
EURO STOXX 50 Index, the FTSE 100 Index, the TOPIX Index, and the S&P/ASX 200
Index will involve certain risks. Investing in the notes is not equivalent to investing directly in the Dow Jones EURO STOXX 50 Index, the FTSE 100 Index, the
TOPIX Index, and the S&P/ASX 200 Index or any of the component stocks of the Dow
Jones EURO STOXX 50 Index, the FTSE 100 Index, the TOPIX Index, and the S&P/ASX
200 Index. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING DISCUSSION OF RISKS
BEFORE YOU DECIDE THAT AN INVESTMENT IN NOTES LINKED TO A BASKET CONSISTING OF
THE DOW JONES EURO STOXX 50 INDEX, THE FTSE 100 INDEX, THE TOPIX INDEX, AND THE
S&P/ASX 200 INDEX IS SUITABLE FOR YOU. IN ADDITION, YOU SHOULD CONSIDER
CAREFULLY THE DISCUSSION OF RISKS SET FORTH IN THE RELEVANT PRODUCT SUPPLEMENT
BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES IS SUITABLE FOR YOU.

THE AMOUNT PAYABLE AT MATURITY WILL NOT BE ADJUSTED, UNLESS OTHERWISE SPECIFIED
IN THE RELEVANT PRODUCT SUPPLEMENT OR TERMS SUPPLEMENTS, FOR CHANGES IN EXCHANGE
RATES THAT MIGHT AFFECT THE DOW JONES EURO STOXX 50 INDEX, THE FTSE 100 INDEX,
THE TOPIX INDEX, AND THE S&P/ASX 200 INDEX.

      Although the stocks composing the Dow Jones EURO STOXX 50 Index, the FTSE
100 Index, the TOPIX Index and the S&P/ASX 200 Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket which includes the Dow Jones EURO STOXX 50 Index, the FTSE 100 Index, the TOPIX Index
and the S&P/ASX 200 Index are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplements, for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Dow Jones EURO STOXX 50 Index, the FTSE 100 Index, the TOPIX Index
and the S&P/ASX 200 Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the amount payable on the notes at maturity. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in the relevant product supplement.

EACH PUBLISHER MAY ADJUST ITS INDEX IN A WAY THAT AFFECTS ITS LEVEL AND
ADVERSELY AFFECTS THE VALUE OF YOUR NOTE, AND EACH PUBLISHER HAS NO OBLIGATION
TO CONSIDER YOUR INTERESTS.

      STOXX Limited, a joint venture between Deutsche Borse AG, Dow Jones &
Company and SWX Swiss Exchange, is responsible for calculating and maintaining
The Dow Jones EURO STOXX 50 Index. FTSE International Limited ("FTSE"), the
publisher of the FTSE 100 Index, is responsible for calculating and maintaining the FTSE 100 Index. The Tokyo Stock Exchange, Inc. (the "TSE") is responsible for calculating and maintaining the TOPIX Index. Standard & Poor's Australian
Index Committee ("S&P/ASX Committee"), the publisher of the S&P/ASX 200 Index, is responsible for calculating and maintaining the S&P/ASX 200 Index. We are not affiliated with STOXX Limited, the FTSE, the TSE or the S&P/ASX Committee in any
way (except for licensing arrangements discussed below in "The Dow Jones EURO
STOXX 50(R) Index, the FTSE 100 Index(R), the TOPIX(R) Index, and the S&P(R)/ASX
200 Index") and have no way to control or predict their actions including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Dow Jones EURO STOXX 50 Index, the FTSE 100
Index, the TOPIX Index and the S&P/ASX 200 Index.

      Each of STOXX Limited, the FTSE, the TSE or the S&P/ASX Committee can add,
delete or substitute the stocks underlying its Index or make other methodological changes that could change the level of its Index. You should realize that the changing of companies included in either Index may affect such
Index, and in turn the Basket, as a newly added company may perform significantly better or worse than the company or companies it replaces.
Additionally, each of STOXX Limited, the FTSE, the TSE or the S&P/ASX Committee
may alter, discontinue or suspend calculation or dissemination of its Index. Any of these actions could affect the level of the Basket and adversely affect the value of your notes. Each of STOXX Limited, the FTSE, the TSE and the S&P/ASX
Committee has no obligation to consider your interests in calculating or revising its Index. See "The Dow Jones EURO STOXX 50(R) Index", "The FTSE 100
Index(R)", "The TOPIX(R) Index", and "The S&P(R)/ASX 200 Index."

      Neither Lehman Brothers Holdings nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the component indices or the publishers of such

                                      US-1

component indices contained in this underlying supplement or any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the component indices and the publishers of such component indices.

WE CANNOT CONTROL ACTIONS BY THE COMPANIES WHOSE STOCKS OR OTHER EQUITY
SECURITIES ARE REPRESENTED IN THE BASKET.

      We are not affiliated with any of the companies whose stock is represented in the Basket. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Basket Indices or the notes. None of the money you pay us will go to STOXX Limited, the FTSE, the TSE or the S&P/ASX Committee or any of the
companies represented in the Basket and none of those companies will be involved in the offering of notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

YOU WILL HAVE NO SHAREHOLDER RIGHTS IN ISSUERS OF STOCKS UNDERLYING THE DOW
JONES EURO STOXX 50 INDEX, THE FTSE 100 INDEX, THE TOPIX INDEX AND THE S&P/ASX
200 INDEX.

      Investing in the notes is not equivalent to investing in the securities underlying the Dow Jones EURO STOXX 50 Index, the FTSE 100 Index, the TOPIX
Index and the S&P/ASX 200 Index. As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Dow Jones EURO STOXX 50
Index, the FTSE 100 Index, the TOPIX Index and the S&P/ASX 200 Index would have.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S.
SECURITIES MARKETS.

      The stocks that constitute the Dow Jones EURO STOXX 50 Index, the FTSE 100
Index, the TOPIX and the S&P/ASX 200 Index have been issued by non-U.S.
companies. Investments in securities indexed to the value of such non-U.S.
equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

      The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the
United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

TIME DIFFERENCES BETWEEN THE CITIES WHERE THE COMPONENT INDICES TRADE AND NEW
YORK CITY MAY CREATE DISCREPANCIES IN TRADING LEVELS.

      As a result of the time difference between the cities where the securities underlying the component indices trade and New York City (where the notes may trade), there may be discrepancies between the levels of the component indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the component indices remain unchanged for multiple trading days in New York City.

                                      US-2

                                   THE BASKET

      The Basket will consist of the four Basket Indices, which will be equally weighted unless otherwise specified in the relevant terms supplements. The level of the Basket will increase or decrease depending on the performance of the
Basket Indices.

                                      US-3

                      THE DOW JONES EURO STOXX 50(R) INDEX

      We have derived all information contained in this underlying supplement
no. 680 regarding the Dow Jones EURO STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50 Index is
calculated, maintained and published by STOXX Limited. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

      Additional information concerning the Dow Jones EURO STOXX 50 Index, including the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50 Index, may be obtained at the STOXX
Limited web site (www.stoxx.com). Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement no. 680 or any terms supplement.

      You can obtain the level of the Dow Jones EURO STOXX 50 Index at any time from the Bloomberg(R) service under the symbol "SX5E," or from the STOXX Limited web site at www.stoxx.com.

DOW JONES EURO STOXX 50 INDEX COMPOSITION AND MAINTENANCE

      The Dow Jones EURO STOXX 50 Index was created by STOXX Limited, a joint venture between Deutsche Borse AG, Dow Jones & Company and SWX Group.
Publication of the Dow Jones EURO STOXX 50 Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50 Index value of 1,000 at December 31,
1991.

      The Dow Jones EURO STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

      The composition of the Dow Jones EURO STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones
EURO STOXX 50 Index are made to ensure that the Dow Jones EURO STOXX 50 Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX
Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50
Index is available on the STOXX Limited website (www.stoxx.com).

      The free float factors for each component stock used to calculate the Dow
Jones EURO STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

      The Dow Jones EURO STOXX 50 Index is also reviewed on an ongoing basis.
Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50
Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

DOW JONES EURO STOXX 50 INDEX CALCULATION

      The Dow Jones EURO STOXX 50 Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones
EURO STOXX 50 Index value can be expressed as follows:

                 free float market capitalization of the Dow Jones EURO STOXX 50 Index
Index  =  ------------------------------------------------------------------------------------ x  1,000
             adjusted base date market capitalization of the Dow Jones EURO STOXX 50 Index

                                      US-4

      The "free float market capitalization of the Dow Jones EURO STOXX 50
Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the
Dow Jones EURO STOXX 50 Index is being calculated.

      The Dow Jones EURO STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50 Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

--------------------------------------------------------------------------------------------------------------------------
(1) CASH DIVIDEND:                                          (2) SPECIAL CASH DIVIDEND:
Adjusted price = closing price - dividend announced by the  Adjusted price = closing price - dividend announced by the
company * (1 - withholding tax)                             company * (1 - withholding tax)
Divisor: decreases                                          Divisor: decreases
--------------------------------------------------------------------------------------------------------------------------
(3) SPLIT AND REVERSE SPLIT:                                (4) RIGHTS OFFERING:
Adjusted price = closing price * A/B                        Adjusted price = (closing price * A + subscription
New number of shares = old number of shares * B/A                            price * B) / (A + B)
Divisor: no change                                          New number of shares = old number of
                                                                                   shares * (A + B) / A
                                                            Divisor: increases
--------------------------------------------------------------------------------------------------------------------------
(5) STOCK DIVIDEND:                                         (6) STOCK DIVIDEND OF ANOTHER COMPANY:
Adjusted price = closing price * A / (A + B)                Adjusted price = (closing price * A - price of other
New number of shares = old number of                                          company * B) / A
                       shares * (A + B) / A                 Divisor: decreases
Divisor: no change
--------------------------------------------------------------------------------------------------------------------------
(7) RETURN OF CAPITAL AND SHARE CONSIDERATION:              (8) REPURCHASE SHARES / SELF TENDER:
Adjusted price = (closing price - dividend announced        Adjusted price =((price before tender * old number
                 by company * (1-withholding tax))*                         of shares ) - (tender price * number
                 A / B                                                      of tendered shares)) / (old number of
New number of shares = old number of shares * B / A                         shares - number of tendered shares)
Divisor: decreases                                          New number of shares = old number of shares -
                                                                                   number of tendered shares
                                                            Divisor: decreases
--------------------------------------------------------------------------------------------------------------------------
(9) SPIN-OFF:
Adjusted price = (closing price * A - price of spun-off shares * B) / A

Divisor:decreases
--------------------------------------------------------------------------------------------------------------------------
(10) COMBINATION STOCK DISTRIBUTION (DIVIDEND OR SPLIT) AND RIGHTS OFFERING:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following "new number of shares" formulae need to be divided by A:

--------------------------------------------------------------------------------------------------------------------------
- If rights are applicable after stock distribution (one    - If stock distribution is applicable after rights (one action
action applicable to other)                                 applicable to other)

Adjusted price = (closing price * A + subscription price    Adjusted price = (closing price * A + subscription
                 * C * (1 + B / A)) / ((A + B)                               price * C) / ((A + C) * (1 + B / A))
                 * ( 1 + C / A))
New number of shares = old number of shares*                New number of shares = old number of shares *
                       ((A + B) * (1 + C /A))/A                                    ((A + C) * (1 + B /A))

Divisor: increases                                          Divisor: increases
--------------------------------------------------------------------------------------------------------------------------
- Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases
--------------------------------------------------------------------------------------------------------------------------

                                      US-5

DISCONTINUATION OF THE DOW JONES EURO STOXX 50 INDEX; ALTERATION OF METHOD OF
CALCULATION

      STOXX Limited has no obligation to continue to publish the Dow Jones EURO
STOXX 50 Index, and may discontinue publication of the Dow Jones EURO STOXX 50
Index at any time in its sole discretion. If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50 Index and STOXX Limited or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow
Jones EURO STOXX 50 Index (such index being referred to herein as a "EURO STOXX successor index"), then any Index closing level will be determined by reference to the level of such EURO STOXX successor index at the close of trading on the relevant exchange or market for the EURO STOXX successor index on each relevant
Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

      Upon any selection by the calculation agent of a EURO STOXX successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50
Index prior to, and such discontinuance is continuing on, a Basket Valuation
Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no EURO STOXX successor index is available at such time, or the calculation agent has previously selected a EURO
STOXX successor index and publication of such EURO STOXX successor index is discontinued prior to, and such discontinuation is continuing on, such Basket
Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if STOXX Limited (or the publisher of any Dow Jones EURO STOXX 50 successor index) fails to calculate and publish a closing level for the Dow
Jones EURO STOXX 50 Index (or any Dow Jones EURO STOXX 50 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Dow Jones EURO
STOXX 50 Index or EURO STOXX successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Dow Jones EURO STOXX 50 Index or EURO
STOXX successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Dow Jones EURO STOXX 50 Index may adversely affect the value of the notes.

      As used herein, "closing price" of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers
Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings' obligations under the notes. The "relevant exchange" for any security (or any combination thereof then underlying the Dow
Jones EURO STOXX 50 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

      If at any time the method of calculating the Dow Jones EURO STOXX 50 Index or a EURO STOXX successor index, or the level thereof, is changed in a material respect, or if the Dow Jones EURO STOXX 50 Index or a EURO STOXX successor index is in any other way modified so that the Dow Jones EURO STOXX 50 Index or such
EURO STOXX successor index does not, in the opinion of the calculation agent, fairly represent the level of the Dow Jones EURO STOXX 50 Index or such EURO
STOXX successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Dow Jones EURO STOXX 50 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones EURO STOXX 50 Index or such EURO STOXX successor index, as the case may be, as if such changes or modifications had not been made, and

                                      US-6

the calculation agent will calculate the Index closing level with reference to the Dow Jones EURO STOXX 50 Index or such EURO STOXX successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones EURO STOXX 50
Index or a EURO STOXX successor index is modified so that the level of the Dow
Jones EURO STOXX 50 Index or such EURO STOXX successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Dow Jones EURO STOXX 50 Index), then the calculation agent will adjust its calculation of the Dow Jones EURO STOXX 50 Index or such EURO STOXX successor index in order to arrive at a level of the Dow Jones EURO STOXX 50
Index or such EURO STOXX successor index as if there had been no such modification (e.g., as if such split had not occurred).

LICENSE AGREEMENT WITH STOXX LIMITED

      Lehman Brothers International Europe has entered into a non-transferable, non-exclusive license agreement with STOXX, which grants Lehman Brothers
Holdings Inc. and certain of its affiliates or subsidiaries a license, in exchange for a fee, to use the Dow Jones EURO STOXX 50(R) Index in connection with certain securities, including the notes.

      The notes are not sponsored, endorsed, sold or promoted by STOXX Limited
(including its affiliates) (collectively referred to as "STOXX Limited"). STOXX
Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the EURO
STOXX 50(R) Index to track general stock market performance. STOXX Limited has no relationship to Lehman Brothers other than the licensing of the Dow Jones
EURO STOXX 50(R) Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to Lehman Brothers or the notes. STOXX Limited has no obligation to take the needs of Lehman Brothers or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX
50(R) Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

      STOXX LIMITED DOES NOT GUARANTY THE ACCURACY AND/OR THE COMPLETENESS OF
THE DOW JONES EURO STOXX 50(R) INDEX OR ANY DATA INCLUDED THEREIN AND STOXX
LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS
THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO
BE OBTAINED BY LEHMAN BROTHERS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR
ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50(R) INDEX OR ANY
DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50(R) INDEX
OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL,
INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF
THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN LEHMAN BROTHERS AND
STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS
OF THE NOTES OR ANY THIRD PARTIES.

      "DOW JONES EURO STOXX 50(R)" AND "STOXX(R)" ARE TRADEMARKS OF STOXX
LIMITED AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY LEHMAN BROTHERS. THE
NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX LIMITED, AND STOXX
LIMITED MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE
NOTES.

                                      US-7

                              THE FTSE 100 INDEX(R)

      We have derived all information contained in this underlying supplement
no. 680 regarding the FTSE 100 Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE International Limited ("FTSE"), a company owned equally by the London Stock Exchange (the "LSE") and the Financial Times, in association with the Institute and the Faculty of Actuaries. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

      Additional information concerning the FTSE 100 Index may be obtained at the FTSE web site (www.ftse.com). Information contained in the FTSE web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

      You can obtain the level of the FTSE 100 Index at any time from the
Bloomberg(R) service under the symbol "UKX," or from the FTSE web site at
www.ftse.com.

FTSE 100 INDEX COMPOSITION AND MAINTENANCE

      The FTSE 100 Index is a stock index calculated, maintained, published and disseminated by FTSE. The FTSE 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE 100 Index began in February, 1984.

      The 100 stocks included in the FTSE 100 Index (the "FTSE Underlying
Stocks") were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the
FTSE Underlying Stocks is available from FTSE.

      The FTSE 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100
Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the
Index Steering Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

FTSE 100 INDEX CALCULATION

      The FTSE 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE 100 Index by the number of outstanding shares,
(ii) calculating the sum of all these products (such sum being hereinafter the
"FTSE Aggregate Market Value") as of the starting date of the FTSE 100 Index,
(iii) dividing the FTSE Aggregate Market Value by a divisor which represents the
FTSE Aggregate Market Value on the base date of the FTSE 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100 Index than will movements in share prices of companies with relatively smaller market capitalization.

DISCONTINUATION OF THE FTSE 100 INDEX; ALTERATION OF METHOD OF CALCULATION

      FTSE has no obligation to continue to publish, and may discontinue the publication of, the FTSE 100 Index. If FTSE discontinues publication of the FTSE
100 Index and FTSE or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSE 100 Index (such index being referred to herein as a

                                      US-8

"FTSE successor index"), then any Index closing level will be determined by reference to the level of such FTSE successor index at the close of trading on the relevant exchange or market for the FTSE successor index on each relevant
Index Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

      Upon any selection by the calculation agent of a FTSE successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If FTSE discontinues publication of the FTSE 100 Index prior to, and such discontinuance is continuing on, an Index Valuation Date, Observation Date,
Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no FTSE successor index is available at such time, or the calculation agent has previously selected an FTSE successor index and publication of such FTSE successor index is discontinued prior to, and such discontinuation is continuing on such Index Valuation Date, Observation Date,
Averaging Date, Review Date or other relevant date, or if FTSE (or the publisher of any FTSE 100 successor index) fails to calculate and publish a closing level for the FTSE 100 Index (or any FTSE 100 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSE 100 Index or FTSE successor
Index, as applicable, last in effect prior to such discontinuance or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the FTSE
100 Index or FTSE successor index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication or failure to calculate or publish the closing level of the FTSE 100 Index may adversely affect the value of the notes.

      As used herein, "closing price" of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers
Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings' obligations under the notes. The "relevant exchange" for any security (or any combination thereof then underlying the FTSE
100 Index(R) or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

      If at any time the method of calculating the FTSE 100 Index or a FTSE successor index, or the level thereof, is changed in a material respect, or if the FTSE 100 Index or a FTSE successor index is in any other way modified so that the FTSE 100 Index or such FTSE successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSE 100 Index or such
FTSE successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the FTSE 100 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSE 100 Index or such FTSE successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the FTSE 100
Index or such FTSE successor index, as adjusted. Accordingly, if the method of calculating the FTSE 100 Index or a FTSE successor index is modified so that the level of such FTSE 100 Index or FTSE or successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the FTSE 100 Index), then the calculation agent will adjust such FTSE 100 Index in order to arrive at a level of the FTSE 100 Index or such FTSE successor index as if there had been no such modification (e.g., as if such split had not occurred).

LICENSE AGREEMENT WITH FTSE

                                      US-9

      Lehman Brothers Holdings Inc. has entered into a non-transferable, non-exclusive license agreement with FTSE, providing for the license to Lehman
Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, to use the FTSE 100 Index(R), in connection with certain products, including the notes. All rights to the FTSE 100 Index(R) are owned by the FTSE, the publisher of the FTSE 100 Index(R). Lehman Brothers Holdings Inc.,
the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100
Index(R). In addition, none of the LSE, the Financial Times and FTSE has any relationship to Lehman Brothers Holdings Inc or the notes. None of the LSE, the
Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the amount payable on the stated maturity date.

      THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE
INTERNATIONAL LIMITED ("FTSE") OR BY THE LONDON STOCK EXCHANGE PLC (THE
"EXCHANGE") OR BY THE FINANCIAL TIMES LIMITED ("FT") AND NEITHER FTSE, THE
EXCHANGE OR FT MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR
IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSE 100
INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON
ANY PARTICULAR DAY OR OTHERWISE. THE FTSE 100 INDEX(R) IS COMPILED AND
CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE
LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE
FTSE 100 INDEX(R) AND NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE UNDER ANY
OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

      "FTSE(R)", "FT-SE(R)" AND "FOOTSIE(R)" ARE TRADE MARKS OF THE LONDON STOCK
EXCHANGE PLC AND THE FINANCIAL TIMES LIMITED AND ARE USED BY FTSE INTERNATIONAL
LIMITED UNDER LICENSE.

                                      US-10

                               THE TOPIX(R) INDEX

      We have derived all information contained in this underlying supplement
no. 680 regarding the Tokyo Stock Price Index (the "TOPIX Index"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the TSE. The TOPIX Index was developed by the TSE and is calculated, maintained and published by the TSE. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

      Additional information concerning the TOPIX Index may be obtained at the
TSE web site (www.tse.or.jp). Information contained in the TSE web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

      You can obtain the level of the TOPIX Index at any time from the
Bloomberg(R) service under the symbol "TPX," or from the TSE web site at
www.tse.or.jp.

TOPIX INDEX COMPOSITION AND MAINTENANCE

      The TOPIX(R) Index was developed by the TSE. Publication of the TOPIX
Index began on July 1, 1969, based on an initial Index value of 100 at January
4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX Index is computed and published every 15 seconds via TSE's Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

      The component stocks of the TOPIX Index consist of all common Japanese stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months. The TOPIX Index measures changes in the aggregate market value of these stocks. The TSE Japanese stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the
First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

      The TOPIX Index is a weighted index, with the market price of each component stock multiplied by the number of shares listed. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.
Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of August 1, 2006, stocks of 1,695 Japanese companies were assigned to the First Section of the TSE and stocks of 489 companies were assigned to the Second Section.

TOPIX INDEX CALCULATION

      The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.
The TOPIX Index is calculated by multiplying 1,000 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance) (the
"Current Market Value") by the base market value (i.e., the Current Market Value on the base date) (the "Base Market Value").

      The calculation of the Index can be represented by the following formula:

                                      US-11

                              Current Market Value
                  Index    =  --------------------   X  1,000
                                Base Market Value

      In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX
Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

      The formula for the adjustment is as follows:

                                                            (Adjusted Market Value on Adjustment Date
     Adjusted Market Value on Adjustment Date                          +/- Adjustment Amount)
    ------------------------------------------     =       -------------------------------------------
        Base Market Value before adjustment                     Base Market Value after adjustment

      Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX Index multiplied by the price of those shares used for the purposes of the adjustment.

      Therefore,

                                           Old Base Market Value x
                                 (Adjusted Market Value on Adjustment Date +/-
                                             Adjustment Amount)
      New Base Market Value  =   -----------------------------------------------
                                  Adjusted Market Value on Adjustment Date

      The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX Index, the Base
Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

      No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

THE TOKYO STOCK EXCHANGE

      The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m.
and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

      Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the TOPIX Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

      The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price

                                      US-12

level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the TOPIX Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the TOPIX Index, and these limitations, in turn, may adversely affect the value of the notes.

DISCONTINUATION OF THE TOPIX INDEX; ALTERATION OF METHOD OF CALCULATION

      If the TSE discontinues publication of the TOPIX Index and the TSE or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued
TOPIX Index (such index being referred to herein as a "TOPIX successor index"), then any TOPIX Index closing level will be determined by reference to the level of such TOPIX successor index at the close of trading on the TSE (2nd session)
or the relevant exchange or market for the TOPIX successor index on each relevant Index Valuation Date or other relevant date or dates as set forth in the applicable terms supplement.

      Upon any selection by the calculation agent of a TOPIX successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If the TSE discontinues publication of the TOPIX Index prior to, and such discontinuation is continuing on, an Index Valuation Date or other relevant date as set forth in the applicable terms supplement, and the calculation agent determines, in its sole discretion, that no TOPIX successor index is available at such time, or the calculation agent has previously selected a TOPIX successor index and publication of such TOPIX successor index is discontinued prior to, and such discontinuation is continuing on, such Index Valuation Date or other relevant date or dates, then the calculation agent will determine the Index closing level for the TOPIX Index for such date. The Index closing level for the
TOPIX Index will be computed by the calculation agent in accordance with the formula for and method of calculating the TOPIX Index or TOPIX successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the TOPIX Index or TOPIX successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the TOPIX Index may adversely affect the value of the notes.

      If at any time the method of calculating the TOPIX Index or a TOPIX successor index, or the level thereof, is changed in a material respect, or if the TOPIX Index or a TOPIX successor index is in any other way modified so that the TOPIX Index or such TOPIX successor index does not, in the opinion of the calculation agent, fairly represent the level of the TOPIX Index or such TOPIX successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index closing level for the TOPIX Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the TOPIX Index or such TOPIX successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the
TOPIX Index or such TOPIX successor index, as adjusted. Accordingly, if the method of calculating the TOPIX Index or an TOPIX successor index is modified so that the level of the TOPIX Index or such TOPIX successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the TOPIX Index), then the calculation agent will adjust its calculation of the TOPIX Index or such TOPIX successor index in order to arrive at a level of the TOPIX Index or such TOPIX successor index as if there had been no such modification (e.g., as if such split had not occurred).

LICENSE AGREEMENT WITH THE TSE

      Lehman Brothers Holdings has entered into a non-exclusive license agreement with the TSE, providing for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary

                                      US-13

companies, in exchange for a fee, to use the TOPIX(R) Index in connection with certain products, including the notes.

      The license agreement between Lehman Brothers Holdings and the TSE provides that the following language must be stated in this underlying supplement:

      The TOPIX(R) Index and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX(R) Index such as calculation, publication and use of the
TOPIX(R) Index and relating to the TOPIX Trademarks. The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX(R) Index or to change the TOPIX
Trademarks or cease the use thereof.

      The TSE makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX(R) Index and the TOPIX Trademarks or
as to the figure at which the TOPIX(R) Index stands on any particular day. The
TSE gives no assurance regarding accuracy or completeness of the TOPIX Index
Value and data contained therein. Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the
TOPIX(R) Index.

      The notes are in no way sponsored, endorsed or promoted by the TSE. The
TSE shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public. The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX(R) Index. Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the notes.

                                      US-14

                            THE S&P(R)/ASX 200 INDEX

      We have derived all information contained in this underlying supplement
no. 680 regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Standard & Poor's Australian Index Committee. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

      Additional information concerning the S&P/ASX 200 Index may be obtained at the Australian Stock Exchange web site (www.asx.com.au). Information contained in the Australian Stock Exchange web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

      You can obtain the level of the S&P/ASX 200 Index at any time from the
Bloomberg(R) service under the symbol "AS51" or from the Standard and Poor's web site (www.standardandpoors.com).

S&P/ASX 200 INDEX COMPOSITION AND MAINTENANCE

      The S&P/ASX 200 Index is comprised of the S&P/ASX 100 Index stocks plus an additional 100 stocks selected by the Standard & Poor's Australian Index
Committee. As of June 30, 2006, the S&P/ASX 200 Index represented approximately
78% of the total market capitalization of the Australian market. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size. The S&P/ASX 200 Index weights companies according to the Global Industry
Classification Standard (GICS(R))SM, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index. Global Industry Classification Standard
(GICS(R))SM and GICS (SM) are service marks of S&P and Morgan Stanley Capital
International Inc., and GICS(R) is a trademark of S&P and Morgan Stanley Capital
International Inc.

      Set forth below are the sector breakdowns of the securities included in the S&P/ASX 200 Index as of June 30, 2006:

                                SECTOR BREAKDOWN
           -------------------------------------------------------
           Financials-x-Property                         44.0%
           Materials                                     22.3%
           Industrials                                    8.0%
           Consumer Staples                               6.6%
           Consumer Discretionary                         5.3%
           Energy                                         5.3%
           Health Care                                    3.3%
           Telecommunications Services                    2.6%
           Utilities                                      1.9%
           Information Technology                         0.6%

      The Standard & Poor's Australian Index Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months' worth of data. Quarterly review changes take effect on the third Friday of December,
March, June and September. The weighting of constituents in the S&P/ASX 200
Index is determined by the free float assigned to each stock by the Standard &
Poor's Australian Index Committee. Each index constituent's free float is reviewed as part of the March quarterly review.

      Only stocks listed on the Australian Stock Exchange are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index. A stock's liquidity is measured relative to its size peers. A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index.

                                      US-15

S&P/ASX 200 INDEX CALCULATION

      The S&P/ASX 200 Index has a base value of 3,000. Calculation for the
S&P/ASX 200 Index is based on stock prices taken from the ASX and the index values are updated every 30 seconds as constituent prices change throughout the day. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

DISCONTINUATION OF THE S&P/ASX 200 INDEX; ALTERATION OF METHOD OF CALCULATION

      The Standard & Poor's Australian Index Committee has no obligation to continue to publish, and may discontinue the publication of, the S&P/ASX 200
Index. If the Standard & Poor's Australian Index Committee discontinues publication of the S&P/ASX 200 Index and Standard & Poor's Australian Index
Committee or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P/ASX 200 Index (such index being referred to herein as a "
S&P/ASX 200 Index successor index"), then any Index closing level will be determined by reference to the level of such S&P/ASX 200 Index successor index at the close of trading on the relevant exchange or market for the S&P/ASX 200
Index successor index on each relevant Index Valuation Date, Observation Date,
Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

      Upon any selection by the calculation agent of a S&P/ASX 200 Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If the Standard & Poor's Australian Index Committee discontinues publication of the S&P/ASX 200 Index successor index prior to, and such discontinuance is continuing on, an Index Valuation Date, Observation Date,
Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no S&P/ASX 200 Index successor index successor index is available at such time, or the calculation agent has previously selected an
S&P/ASX 200 Index successor index and publication of such S&P/ASX 200 Index successor index successor index is discontinued prior to, and such discontinuation is continuing on such Index Valuation Date, Observation Date,
Averaging Date, Review Date or other relevant date, or if the Standard & Poor's
Australian Index Committee (or the publisher of any S&P/ASX 200 Index successor index) fails to calculate and publish a closing level for the S&P/ASX 200 Index
(or any S&P/ASX 200 Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P/ASX 200 Index or S&P/ASX 200 Index successor Index, as applicable, last in effect prior to such discontinuance or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P/ASX 200
Index or S&P/ASX 200 Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication or failure to calculate or publish the closing level of the S&P/ASX 200 Index may adversely affect the value of the notes.

      As used herein, "closing price" of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers
Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings' obligations under the notes. The "relevant exchange" for any security (or any combination thereof then underlying the
S&P/ASX 200 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

      If at any time the method of calculating the S&P/ASX 200 Index or a
S&P/ASX 200 Index successor index, or the level thereof, is changed in a material respect, or if the S&P/ASX 200 Index or

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a S&P/ASX 200 Index successor index is in any other way modified so that the
S&P/ASX 200 Index or such S&P/ASX 200 Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P/ASX 200
Index or such S&P/ASX 200 Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the S&P/ASX 200 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P/ASX 200 Index or such
S&P/ASX 200 Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the
Index closing level with reference to the S&P/ASX 200 Index or such S&P/ASX 200
Index successor index, as adjusted. Accordingly, if the method of calculating the S&P/ASX 200 Index or a S&P/ASX 200 Index successor index is modified so that the level of such S&P/ASX 200 Index or S&P/ASX 200 Index or successor index is a fraction of what it would have been if there had been no such modification
(e.g., due to a split in the S&P/ASX 200 Index), then the calculation agent will adjust such S&P/ASX 200 Index in order to arrive at a level of the S&P/ASX 200
Index or such S&P/ASX 200 Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

LICENSE AGREEMENT BETWEEN S&P AND LEHMAN BROTHERS HOLDINGS

      Lehman Brothers Holdings has entered into a non-exclusive license agreement with Standard & Poor's ("S&P"), a division of the McGraw-Hill
Companies, Inc., which grants Lehman Brothers Holdings and certain of its affiliated or subsidiary companies a license in exchange for a fee to use the
S&P(R)/ASX 200 Index in connection with certain securities, including the notes.

      The license agreement between Lehman Brothers Holdings and S&P provides that the following language must be stated in this prospectus supplement:

      The notes are not sponsored, endorsed, sold or promoted by S&P or ASX. S&P and ASX make no representation, condition or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P(R)/ASX 200 Index to track general stock market performance. S&P's only relationship to Lehman Brothers Holdings is the licensing of certain trademarks and trade names of S&P and of the S&P(R)/ASX 200 Index which is determined, composed and calculated by S&P without regard to Lehman Brothers
Holdings or the notes. S&P has no obligation to take the needs of Lehman
Brothers Holdings or the owners of the notes into consideration in determining, composing or calculating the S&P(R)/ASX 200 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the notes.

      S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE
CALCULATION OF THE S&P INDEXES FROM SOURCES THAT S&P CONSIDERS RELIABLE, BUT S&P
ACCEPTS NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY ERRORS,
OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX DO NOT GUARANTEE THE ACCURACY
AND/OR THE COMPLETENESS OF THE S&P INDEXES OR ANY DATA INCLUDED THEREIN. S&P AND
ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY
ANY PERSON OR ENTITY FROM THE USE OF THE S&P INDEXES OR ANY DATA INCLUDED
THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY
DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM
WITH RESPECT TO THE S&P INDEXES OR ANY DATA INCLUDED THEREIN EXCEPT ANY IMPLIED
CONDITION OR WARRANTY THE EXCLUSION OF WHICH WOULD CONTRAVENE ANY STATUTE OR
CAUSE ANY PART OF THIS SECTION TO BE VOID.

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